UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934
Date of Report (date of earliest event reported):  February 27, 2009 (February 23, 2009)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33460 (Commission File Number)	94-1690082 (I.R.S. Employer Identification Number)

1500 CityWest Blvd., Suite 800
Houston, Texas 77042
 (Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of theregistrant under any of the following provisions:

 ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 27, 2009, Geokinetics Inc. (the “Company”) announced the executive appointment of Lee Parker to Executive Vice President – Operations and Jim White to Executive Vice President – Business Development & Technology effective February 23, 2009.  Neither Mr. Parker nor Mr. White executed new employment agreements. The press release is attached hereto as exhibit 99.1, the contents of which are furnished in its entirety.

Lee Parker, previously the Company’s Executive Vice President – International will move into the newly created position of Executive Vice President - Operations, where he will be responsible for managing the Company’s world-wide seismic data acquisition operations.

Jim White, previously the Company’s Executive Vice President – North America, will serve as Executive Vice President – Business Development & Technology.  In this newly created role, he will be responsible for managing all business development, marketing, and technology functions, including the information technology and data processing and interpretation groups.

ITEM 9.01             Financial Statements and Exhibits

(d)     Exhibits

The following exhibits are filed as part of this report:

99.1   Press Release announcing executive appointments issued on February 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEOKINETICS INC.

Date: February 27, 2009	By:	/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President and Chief Financial Officer